Exhibit 23.2

Consent of Independent Registered Public Accounting Firm

Tempo Automation, Inc.

San Francisco, California

We hereby consent to the use in the Proxy Statement/Prospectus constituting a part of this Registration Statement on Form S-4 of our report dated August 31, 2021, relating to the financial statements of Tempo Automation, Inc., which is contained in that Proxy Statement/Prospectus.

We also consent to the reference to us under the caption “Experts” in the Proxy Statement/Prospectus.

/s/ BDO USA, LLP

San Jose, California

November 12, 2021